Exhibit 10.50
LOAN CONTRACT
Agricultural Bank of China

ABCS(2004)1001
LOAN CONTRACT
Contract Number: 33101200900024527
The Borrower (full name): Suichang County Jiulongshan Hydroelectric Development Co., Ltd.
The Lender (full name): Agricultural Bank of China, Lishui City Branch
In accordance with relevant laws and regulations of the State, after friendly consultation, both Parties have entered into this Contract.
Article 1 Loan
1.	Loan Type: Long-term fixed assets loan.

2.	Loan Purpose: Construction of Zhougongyuan Cascade Hydropower Station Project

3.	Currency and Amount of the Loan: RMB 216,000,000

4.	Loan Term:
(1)	The loan term shall be set out as the following table:

Issuance				Maturity
Year	Month	Day	Amount	Year	Month	Day	Amount
2009	June	19	RMB216,000,000	2009	December	15	RMB8,000,000
				2010	December	15	RMB22,000,000
				2011	December	15	RMB22,000,000
				2012	December	15	RMB23,000,000
				2013	December	15	RMB23,000,000
				2014	December	15	RMB23,000,000
				2015	December	15	RMB23,000,000

Issuance				Maturity
Year	Month	Day	Amount	Year	Month	Day	Amount
				2016	12	15	RMB23,000,000
				2017	12	15	RMB23,000,000
				2018	12	15	RMB26,000,000
(Appended table shall be added in case of insufficiency of the columns in the above table, which shall be deemed as part of this Contract)
(2)	In case of inconsistency between this Contract and the receipt voucher on the loan amount, issuance date and maturity date, the receipt voucher shall prevail. The receipt voucher shall be part of this Contract and shall have the same legal effect as this Contract.

(3)	In case the loan hereunder is lent in foreign currency, the Borrower shall repay the principal and interest of the loan in the said currency on schedule.
5.	Loan Interest Rate

The interest rate for RMB loans shall be determined as the following item (1):
(1)	Floating Interest Rate:

The interest rate shall be 0 % over (over/below) the benchmark interest rate, with an annual interest rate of 5.94%. The benchmark interest rate for loans with a term of less than five (5) years (inclusive) shall be the benchmark interest rate for RMB loans within the corresponding period issued by the People’s Bank of China. As for the loans with a term of more than five years, the benchmark interest rate shall be / % over the benchmark interest rate for RMB loans issued by the People’s Bank of China.

The period for the adjustment of interest rate shall be twelve (12) months. In case of adjustment of benchmark interest rate for RMB loans of the People’s Bank of China, the Lender shall, commencing from the corresponding date of issuing loan in the first month of the next period after the benchmark interest rate is adjusted, determine the new interest rate for the loan according to the adjusted benchmark interest for corresponding period and the aforesaid calculation ways, and do not need to separately notify the Borrower. In the event the benchmark interest rate adjustment date and the loan issuance date or the corresponding date of issuing loan in the first month of the said period is the same date, the Lender shall determine the new interest rate commencing from the date when the benchmark interest rate is adjusted. In case of no corresponding date of issuing loan, the last day in the said month shall be the corresponding date of issuing loan.

(2)	Fixed Interest Rate

The interest rate shall be / % / (over/below) the benchmark interest rate, with an annual interest rate of / % till the maturity date of the loan. The benchmark interest rate for loans with a term of less than five (5) years (inclusive) shall be the benchmark interest rate for RMB loans within the corresponding period issued by the People’s Bank of China. As for the loans with a term of more than five years, the benchmark interest rate shall be / % over the benchmark interest rate for RMB loans issued by the People’s Bank of China.
The interest rate for loans in foreign currency shall be determined as the following /:
(1)	/ month(s) / (LIBOR/HIBOR)+ / %of interest margin constitutes the floating interest rate floating in a period of / month(s). LIBOR/HIBOR refers to the London inter bank offered rate / Hong Kong inter bank offered rate within the corresponding period issued by Reuters Agency two (2) working days before the calculation date of the interest rate.

(2)	The annual interest rate shall be / %, until the maturity date of the loan.

(3)	Other method / .
6.	Interest Settlement
The interest for the loan hereunder shall be settled quarterly (monthly/quarterly), and the settlement day shall be the twentieth day in the last month of each quarter. The Borrower shall make payment for the interest on the settlement day. In case the repayment day for the last installment of the principal of the loan is not on the settlement day of interest, then the unpaid interest shall be paid off together with the principal (daily interest rate = monthly interest rate / 30).

Article 2	In case any of the following conditions is not satisfied, the Lender shall be entitled to refuse to provide the loan hereunder:
1.	The Borrower has opened a basic settlement account with the Lender;

2.	The Borrower has provided relevant documents, materials and completing relevant procedures in accordance with the requirements of the Lender;

3.	If the loan hereunder is made in foreign currency, the Borrower has completed the approval, registration and other statutory procedures relating to the loan hereunder according to relevant regulations;

4.	In case the loan hereunder is secured by mortgage and/or pledge, the Borrower has completed relevant registration and/or insurance and other statutory procedures according to the requirements of the Lender, and such security and insurance are continuously in effect. In case the loan hereunder is secured by guarantee, the guarantee contract has been concluded and come into effect.
Article 3 Rights and Obligations of the Lender
1.	The Lender shall be entitled to know about the production and operation activities, the financial actions, inventories and loan usage and other conditions of the Borrower, and require the Borrower to provide financial statements and other documents, materials and information on schedule

2.	In the event that any adverse action or circumstance, including but not limited to those listed out in items 7, 8, 10 of Article 4,which is sufficient to affect the loan safety, occurs to the Borrower, the Lender may cease issuing the loan or recover the loan in advance.

3.	In the event of recovering according to this Contract or recovering in advance the principal, interest, default interest, compound interest of the loan and other payable fees due by the Borrower, the Lender may directly deduct and transfer from any account of the Borrower.

4.	In case the fund repaid by the Borrower is not sufficient for clearing off the payable amount under this Contract, the Lender may choose to use such fund for repayment of the principal, interest, default interest, compound interest or fees.

5.	In case the Borrower fails to fulfill its repayment obligation, the Lender may make public disclosure to the outside concerning the Borrower’s breach of contract.

6.	To issue the loan to the Borrower on schedule and in full amount as stipulated herein.
Article 4 Rights and Obligations of the Borrower
1.	The Borrower shall be entitled to procure and use the loan according to the provisions hereof.

2.	Conduct the settlement for intercourses and deposits relating to the loan hereunder via the account provided in Article 2 hereof.

3.	In case the loan hereunder is made in foreign currency, the Borrower shall complete the approval, registration and other statutory procedures relating the loan hereunder according to relevant regulations.

4.	The Borrower shall repay the principal and interest of the loan on schedule. In case the Borrower needs extension, it shall submit a written application to the Lender fifteen (15) days prior to the maturity date of the loan. After being approved by the Lender, the Borrower shall enter into an extension agreement with the Lender.

5.	The Borrower shall use the loan for the purpose as agreed herein, and shall not divert and/or appropriate the loan.

6.	The Borrower shall provide the Lender with genuine, complete and valid financial statements or other relating materials and information on a monthly basis, and actively cooperate with the inspection carried out by the Lender on its production and operation, financial activities and usage condition of the loan hereunder.

7.	In case of carrying out contracting, leasing, share-holding reorganization, affiliation, combination, merger, spin-off, joint venture, assets transfer, application for suspension of business for rectification, application for dissolution, application for bankruptcy and other actions which are sufficient to cause the change of creditor’s rights and debts hereunder or impact the realization of the creditor’s rights of the Lender, the Borrower shall inform the Lender in written form in advance; and after being approved by the Lender, shall make sure the debt repayment liabilities or make prepayment for the debts, otherwise the Borrower shall not carry out the aforesaid actions.

8.	In case any other circumstance except for the aforesaid ones occurs to the Borrower which may have material adverse effect on its performance of repayment obligation hereunder, such as suspension of production, out of business, cancellation registration, revocation of business license, the legal representative’s or main responsible person’s involvement in illegal activities, involvement in major lawsuits or arbitrations, production and operation suffering from serious difficulty and deterioration of financial conditions, etc., the Borrower shall immediately notify the Lender in written form and carry out preservation measures for creditor’s rights which are accepted by the Lender.

9.	In the event that the Borrower provides guarantee for other party’s debt or create mortgage or pledge on its material assets for the benefit of the third party, which may impact its ability to repay the loan hereunder, the Borrower shall notify the Lender in written form in advance and procure the approval of the Lender.

10.	Neither the Borrower nor its investor shall illegally withdraw the fund, divert the assets or arbitrarily transfer its shares for the purpose of evading its debt owed to the Lender.

11.	In case of alterations of name, legal representative, registered address, business scope and other matters, the Borrower shall notify the Lender in written form.

12.	In case the guarantor for the loan hereunder suffers from suspension of production, out of business, cancellation registration, revocation of business license, bankruptcy or operational losses, etc., and has wholly or partly lost its security ability relating to the loan hereunder, or in case of derogation of the value of mortgaged assets, pledged assets or pledged rights as the security for the loan hereunder, the Borrower shall provide other security measures accepted by the Lender in a timely manner.

13.	The Borrower shall bear the attorney fees and the fees in connection with insurance, transportation, valuation, registration, storage, appraisal and notarization, etc. which are related to this Contract or the security under this Contract.
Article 5 Prepayment

The prepayment of the Borrower shall be approved by the Lender. In the event that the Lender approves the prepayment, the interest as of the prepayment date for the prepaid part of loan shall be calculated as the following item (2):
1.	Calculate the interest based on the agreed loan term and the agreed executing interest rate hereunder.

2.	Calculate the interest based on the actual term of loan and at a rate of 0 % over the executing interest rate as agreed hereunder.
Article 6 Liability for Breach of Contract
1.	In case of failure to issue the loan to the Borrower on schedule and in full amount as agreed hereunder, which has caused losses of the Borrower, the Lender shall pay the Borrower the liquidated damages in the amount calculated from the delayed days and default amount, and the calculation method for liquidated damages shall be the same as the method of calculating the interest for overdue loan within the corresponding period.

2.	In case the Borrower fails to repay the principal and interest of the loan within the time limit agreed hereunder, the Lender may require the Borrower to pay default interests for the overdue loan from the overdue date at a rate of fifty percent (50%) over the executing interest rate as agreed hereunder, until all the principal and interest have been fully paid off. During the overdue period, if such loan is made in RMB, in case of up-regulation of the benchmark interest rate for RMB loans within the corresponding period issued by the People’s Bank of China, the default interest rate shall be up-regulated correspondingly from the date when the benchmark interest rate is adjusted.

3.	In case the Borrower fails to use the loan for the purpose as agreed hereunder, the Lender may require the Borrower to pay default interest for the default using loan from the default using date at a rate of one hundred percent (100%) over the executing interest rate as agreed hereunder, until all the principal and interest have been fully paid off. During such period, if such loan is made in RMB, in case of up-regulation of the benchmark interest rate for RMB loans within the corresponding period issued by the People’s Bank of China, the default interest rate shall be up-regulated correspondingly from the benchmark interest rate adjustment date.
4.	As for the payable but un-paid interest, the Lender may require the Borrower to pay compound interest according to the regulations of the People’s Bank of China.

5.	In case the Borrower violates its obligations under this Contract, the Lender shall be entitled to require the Borrower to rectify its breach of contract within a time limit, and shall be entitled to cease issuing the loan, recover the issued loan in advance, and announce the loans under other loan contracts between the Lender and the Borrower become mature immediately or take other assets preservation measures.

6.	In case any of the security providers for the loan hereunder violated the obligations under security contracts, the Lender shall be entitled to cease issuing the loan, recover the issued loan in advance or take other assets preservation measures.

7.	In case the Lender needs to resort to lawsuit or arbitration for realization of its creditor’s rights due to the Borrower’s breach of contract, the Borrower shall bear all attorney fees, travel expenses and other expenditures of the Lender for realizing its creditor’s rights.
Article 7 Loan Security
The loan under this Contract shall be secured in form of mortgage and pledge on right to collect electricity fees. The security contracts shall be separately concluded. In case of maximum amount security, the number of security contracts shall be 33902200900027199 and 33904200900011229.
Article 8 Dispute Resolution
Any dispute arising from the implementation of this Contract shall be firstly resolved by the Parties through consultation, or shall be resolved in accordance with the following Item (1):
1.	Lawsuit. The people’s court at the location of the Lender shall have the jurisdiction.

2.	Arbitration. It shall be submitted to / arbitration institution for arbitration according to its arbitration rules.

During the process of lawsuit or arbitration, the articles not involved in disputes hereunder shall be continuously implemented.
Article 9 Miscellaneous
In case the Borrower requires to prepay the loan, the Lender shall be entitled to require the Borrower to pay liquidated damages for prepaid amount according to the following methods: (1) in case the loan is prepaid within one (1) month prior to the maturity date, the Lender agrees that no charge shall be made; (2) in case the loan is prepaid more than one (1) month prior to the maturity date, the liquidated damages shall be calculated by full month, and the full amount of liquidated damages for prepayment shall be: Number of Months for Prepayment X Prepaid Amount X 1‰.
Article 10 Effectiveness of the Contract
This Contract shall come into effect after being signed or affixed with the seals of both the Lender and the Borrower.
Article 11 Contract Sets
This Contract shall be signed in four (4) counterparts. The Lender and the Borrower shall each hold one (1), the security provider shall hold one (1), and the registration authority and the cooperative bank shall each hold one (1). Each counterpart shall have the same effect.
Article 12 Caution
The Lender has drawn attention of the Borrower on the complete and accurate interpretation of the printed articles hereunder, and has made relevant illustration on the articles as required by the Borrower. The signing Parties reach a consensus on the understanding of the connotations of this Contract.

The Borrower: Suichang County Jiulongshan Hydroelectric Development Co., Ltd.	The Lender: Agricultural Bank of China, Lishui City Branch

(official stamp)	(official stamp)

Legal Representative:	Legal Representative:

or	or

Authorized Agent:	Authorized Agent:

Signing Date: June 19, 2009

Signing Place: Lishui